UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TEAM 360 SPORTS, INC.
(Name of small business issuer in its charter)
Nevada	33-1227600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

163 Killian Rd. Maple, Ontario, Canada LGA 1A8
(Address of principal executive offices) (Zip Code)

775-882-4641
(Issuer’s telephone number) Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange of which each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box: [X]

Securities Act registration statement file number to which this form relates: 333-216783

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of class)

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Item 1. Description of Registrant's Securities to be Registered

Description of the registrant’s common stock is set forth under “Description of Securities” contained in the prospectus included in the registrant’s Registration Statement on Form S-1 (File No. 333-216783) as originally filed with the Securities and Exchange Commission on March 17, 2017 (the “Registration Statement”), and Form S-1 Amendment No. 1 filed on May 22, 2017, Form S-1 Amendment No. 2 filed on June 29, 2017, Form S-1 Amendment No. 3 filed on July 19, 2017, and the Prospectus Supplement filed on August 10, 2017 is hereby incorporated by reference in response to this Item.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to the Registration Statement filed on March 17, 2017).
3.2	Bylaws (incorporated by reference to the Registration Statement filed on March 17, 2017).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) TEAM 360 SPORTS, INC.

Date: August 10, 2017

By: /s/ Sandor Miklos

Sandor Miklos

President, Chief Executive Officer, Chief Financial Officer (Principal Financial Officer) and Director

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